UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   Form 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  November 13, 1998



               Navistar Financial Retail Receivables Corporation
            (Exact Name of registrant as specified in its charter)

                                   Delaware
                (State or other jurisdiction of incorporation)

                  33-64249                              51-0337491
          (Commission File Number)]          (IRS Employer Identification No.)


                              2850 West Golf Road
                        Rolling Meadows, Illinois 60008
                   (Address of principal executive offices)

                                (847) 734-4275
             (Registrant's telephone number, including area code)
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Item 5.   Other Events

     On November 13, 1998, the Registrant, a wholly-owned subsidiary of Navistar Financial Corporation ("NFC"), purchased a pool of retail instalment sale contracts for medium and heavy duty trucks, buses and trailers with an aggregate outstanding principal balance as of October 1, 1998 of $545,048,813.47 (collectively, the "Receivables") from NFC for a purchase price equal to the principal balance of the Receivables as of October 1, 1998.

     The Registrant paid a portion of the purchase price of the Receivables from the net cash proceeds of the sale of the Receivables described below and paid the remainder with an intercompany advance from NFC.

     Upon the transfer of the Receivables, the Registrant immediately transferred the Receivables to Park Avenue Receivables Corporation for a purchase price of $545,048,813.47. A portion of the proceeds of the sale of the Receivables to Park Avenue Receivables Corporation were used to pay approximately $1,000,000 of transaction fees and expenses and to fund a $19,076,708.47 deposit into a reserve account as credit support for the Receivables. The balance of the net cash proceeds was paid to NFC as part of the purchase price for the Receivables.

Item 7.   Financial Statements and Exhibits

     (c)  Exhibits:

          See Attached Exhibit Index.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             Navistar Financial Retail Receivables Corporation (Registrant)


                             By:______________________________________________
                                   Wayne Cain
                                   Vice President and Treasurer


Date:  December 18, 1998


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                                 EXHIBIT INDEX

Exhibit No.               Description

10.1 Purchase Agreement between NFC and the Registrant, dated November 13, 1998

10.2 Transfer and Administration Agreement among the Registrant, NFC, Park Avenue Receivables Corporation and The Chase Manhattan Bank, dated as of November 13, 1998







































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